EXHIBIT 23.2

CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-88588, 333-39589, 333-112172 and 333-140724) and the Registration Statements on Form S-8 (Nos. 333-113690, 333-89473, 333-23091, 333-39493, 333-54018, 333-54026, 333-71548, 333-122840, 333-122841, 333-132558, 333-132559, 333-143720, 333-147240, 333-157258, and 333-157262) of LaserCard Corporation of our report dated June 4, 2008, relating to the consolidated financial statements as of March 31, 2008 and for each of the two years in the period ended March 31, 2008, included in this Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

          We also consent to the incorporation by reference of our report dated June 4, 2008 on the financial statement schedule which appears in this Annual Report on Form 10-K.

/s/Odenberg, Ullakko, Muranishi & Co. LLP

San Francisco, California
June 15, 2009